UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2011

Cardica, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51772 (Commission File Number)	94-3287832 (IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA (Address of Principal Executive Offices)	94063 (Zip Code)

Registrant’s telephone number, including area code: (650) 364-9975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Distribution Agreement

Effective September 2, 2011, Cardica, Inc. (the “Company”) entered into a Distribution Agreement with Century Medical, Inc., a Japanese corporation (“Century”), pursuant to which Century will be the Company’s exclusive importer into and distributor within Japan of the Company’s MicroCutter XPRESS™ 30, MicroCutter XPRESS™ 45, MicroCutter Xchange™ and MicroCutter fleXchange™ surgical staplers and planned surgical staplers for an initial term of five years (the “Distribution Agreement”).  The term will automatically renew for an additional five years if Century meets certain minimum purchase levels during each year of the initial term, unless sooner terminated as summarized below.

Pursuant to the Distribution Agreement, the Company also granted to Century a right of first negotiation for the import and distribution in Japan of all new and future products with all line extensions, modifications and improvements thereto, manufactured and sold by the Company or products acquired by the Company or its affiliates for distribution by the Company.  Any such distribution will be required to be in accordance with the terms and conditions of the Distribution Agreement, upon per unit purchase prices and minimum purchase levels mutually agreeable to the Company and Century.  The obligations and rights of both parties under the Distribution Agreement are conditioned upon the successful deployment, in Century’s sole discretion, of such products in such clinical and wet lab environments, before specified dates, or at such other date as mutually agreed upon between the parties.  The Company anticipates these observed deployments will occur in the next several months.

Under the Distribution Agreement, the Company is subject to customary covenants and record-keeping and reporting obligations.  Additionally, the Company made customary warranties and indemnification regarding the products Century would re-sell pursuant to the agreement.  The Company also granted limited non-exclusive licenses to Century to certain trademarks, trade names, copyrights and other intellectual property (other than patents) in connection with Century’s distribution obligations under the Distribution Agreement.

Either party may terminate the Distribution Agreement for cause upon the other party’s becoming insolvent, filing for bankruptcy or other similar matters, or upon the other party’s material default under the Distribution Agreement, which default is not cured within 60 days after written notice thereof from the non-defaulting party.  The Distribution Agreement may also be terminated, in whole or in part, in the event one or more of the Company’s products distributed by Century pursuant thereto are claimed by a third party to infringe such third party’s rights, if the Company is unable to obtain for Century the right to continue to market and distribute the product, replace the product with a functionally-equivalent but non-infringing product, modify the product to be non-infringing but functionally-equivalent or have dismissed, settled or otherwise cause to be withdrawn such claim.

Additionally, in the event the Company undergoes a change in control, the Company (or its successor) is required to notify Century within 90 days after the date of such change in control of its intention to either terminate the Distribution Agreement at any time on or after the beginning of the fourth year of the Distribution Agreement or to assign all obligations under the Distribution Agreement to the successor.  In the event of a termination of the Distribution Agreement on or after the beginning of the fourth year of the Distribution Agreement in connection with a change in control, the Company or its successor is required to pay a termination fee based upon a percentage of the gross profits, calculated in Yen pursuant to an agreed formula, Century received from sales of the Company’s products in the 12 months prior to the termination.

Secured Note Purchase Agreement and Related Agreements

In connection with the Distribution Agreement, the Company entered into a secured note purchase agreement (the “Note Purchase Agreement”) and a related security agreement (the “Security Agreement”) pursuant to which Century has agreed to loan to the Company up to an aggregate of $4,000,000, drawable by the Company in one or more tranches upon written request to Century made before December 31, 2012.  The initial tranche may not be more than $2,000,000.  Upon each funding request by the Company, the Company is required to certify that the representations and warranties made by the Company in the Note Purchase Agreement are true and correct in all material respects as of the date of the funding and that certain other conditions have been met, including for the first funding the Company’s successful deployment (as determined by Century in its sole discretion) of a particular MicroCutter surgical stapler in a clinical environment before a specified date, or at such other date as mutually agreed upon between the parties, and including for any additional funding the Company’s successful deployment (as determined by Century in its sole discretion) of certain MicroCutter surgical staplers in a wet lab environment before a specified date, or at such other date as mutually agreed upon between the parties.  The Company anticipates these observed deployments will occur in the next several months.

The Company made customary representations and warranties pursuant to the Note Purchase Agreement, and the loans pursuant to the Note Purchase Agreement are subject to customary events of default, including cancellation of the Distribution Agreement by Century for cause or as a result of certain infringement issues summarized above.  The Note Purchase Agreement contains customary affirmative and negative covenants by the Company and is subject to customary conditions to closing.

At the initial funding, the Company will issue a secured promissory note to Century in a principal amount for up to $4,000,000 (the “Note”).  The Note will mature on the fifth anniversary of the initial funding date, unless accelerated pursuant to the terms of the Note Purchase Agreement.  The Note will bear interest at a rate of 5% per annum, payable quarterly in arrears on the last business day of March, June, September and December and on the maturity date, and any overdue amounts not paid when due will bear interest at 12% per annum. The Company is entitled to prepay the Note, without premium or penalty, upon at least ten business days’ prior written notice, which prepayment may be in whole or in part but in any event in at least $1,000,000 increments.  Additionally, in the event the Company obtains, in the aggregate, at least $25,000,000 of additional equity financing after September 2, 2011, the Company is required to prepay all outstanding amounts under the Note, without premium or penalty, within ten days after the date the Company receives such additional financing, provided that amounts obtained from sales to Aspire Capital Fund pursuant to its facility with the Company shall not be included in determining the amount of new funding received.  In the event of a default under the terms of the Note Purchase Agreement or the Note, Century may declare the outstanding principal amount and accrued interest under the Note immediately due and payable.

The Note will be secured, pursuant to the Security Agreement, by substantially all of the property of the Company, including the Company’s intellectual property relating to the Company’s PAS-Port® proximal anastomosis system, but excluding all other intellectual property.

Forward-Looking Statements

This Form 8-K contains “forward-looking” statements, including all statements regarding the Company’s ability to satisfy the milestones that are conditions to Century’s distributor and loan obligations. Any statements contained in this Form 8-K  that are not historical facts may be deemed to be forward-looking statements. The words “anticipates,” “will” and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the Company’s results to differ materially from those indicated by these forward-looking statements, including that Century may determine that any deployments of the Company’s products are not satisfactory and that the Company’s products face development, regulatory, reimbursement and manufacturing risks, as well as other risks detailed from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission, including its Form 10-Q for the fiscal quarter ended March 31, 2011. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein. You are encouraged to read Cardica's reports filed with the U.S. Securities and Exchange Commission, available at www.sec.gov.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

All disclosures set forth above related to the Note Purchase Agreement, the Security Agreement and the Note are incorporated into this Item 2.03 by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc. (Registrant)
Date: September 8, 2011	/s/ Robert Y. Newell, IV
Robert Y. Newell, IV
Chief Financial Officer